UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 25, 2013

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

2360 W. Horizon Ridge Pkwy, Suite #100, Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

Amendments to Certain Outstanding Common Stock Purchase Warrants

On October 25, 2013, our Board of Directors unilaterally determined to amend certain of our outstanding common stock purchase warrants to purchase up to an aggregate of 14,200,935 shares of common stock to extend their expiration dates through and including November 12, 2014. The terms and conditions of these warrants remain the same in all other respects. Prior to the amendments, these warrants were set to expire on November 12, 2013. These warrants were issued in connection with our February 23, 2007, March 22, 2007, December 26, 2007, February 7, 2008 and November 12, 2009 private placements, and constitute 100% of the outstanding warrants issued by us in connection with our prior financing private placements.

Item 7.01    Regulation FD Disclosure.

Press Release

On October 28, 2013, we issued a press release, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release, dated October 28, 2013, issued by Searchlight Minerals Corp.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2013

SEARCHLIGHT MINERALS CORP.

By:	/s/ Martin B. Oring
Martin B. Oring President